SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C.  20549

                                    FORM 8-K



                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  SEPTEMBER 24, 2002


                              COASTAL BANCORP, INC.
               (Exact name of registrant as specified in charter)
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
         TEXAS                         0-24526               76-0428727
----------------------------   -----------------------   --------------------
(State or other jurisdiction   (Commission File Number)     (IRS Employer
     of incorporation)                                    Identification No.)
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5718 WESTHEIMER, SUITE 600, HOUSTON, TEXAS                              77057
------------------------------------------                      -------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number including area code:(713) 435-5000

(Former name or former address, if changed since last report):NOT  APPLICABLE

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Page  2  of  3

ITEM.  5.     OTHER  EVENTS.

     HOUSTON, Texas (September 24, 2002) - Coastal Bancorp, Inc. (NASDAQ: CBSA) and its subsidiary Coastal Banc ssb, today announced that it has executed a definitive agreement to sell five Central Texas branches (Llano, Burnet, Mason, Kingsland and Marble Falls, Texas) to First State Bank Central Texas.

     Consummation of the proposed transaction is expected to occur by the end of the fourth quarter of 2002, pending regulatory approvals and subject to customary conditions. The sale includes deposit accounts of approximately $80.8 million, as well as four owned and one leased branch facility. The deposits are being purchased at a 6.25% premium. Coastal will continue to operate its two branch locations in Austin, Texas (7200 Mopac and 1114 Lost Creek Blvd.). Customers will be notified as soon as possible to assure minimal disruption as the ownership change occurs.

     At June 30, 2002, Coastal had total assets of approximately $2.5 billion, deposits of approximately $1.7 billion, preferred stock (Series A) of Coastal Banc ssb of approximately $28.8 million, Series A Cumulative Preferred Stock of $27.5 million and common stockholders' equity of approximately $119.4 million.

     Coastal Bancorp, Inc. owns, through its wholly-owned subsidiary, Coastal Banc Holding Company, Inc., 100 percent of the voting stock of Coastal Banc ssb, a Texas-chartered FDIC insured, state savings bank headquartered in Houston. Coastal Banc ssb currently operates 49 branch offices in metropolitan Houston, Austin, Corpus Christi, the Rio Grande Valley and small cities in the southeast quadrant of Texas. You can visit our website at www.coastalbanc.com (which is not part of this release).

     "Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward looking statements with respect to plans, projections or future performance of the Company, the occurrence of which involve certain risks and uncertainties. Additional information concerning factors that could cause actual results to materially differ from those in the forward looking statements is contained in Coastal Bancorp Inc.'s Securities and Exchange Commission filings. Investors are cautioned that any such forward looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward looking statements. Furthermore, Coastal does not intend (and is not obligated) to update publicly any forward-looking statement.




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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  September  24,  2002          COASTAL  BANCORP,  INC.


                                   /s/  Catherine  N.  Wylie
                                 ---------------------------
                                   By:  Catherine  N.  Wylie
                         Senior  Executive  Vice  President/
                                   Chief  Financial  Officer